EXHIBIT 10.10

On this day of 1st of November 2015

TRAVEL AGENCY SERVICE CONTRACT

Of the part of HO WAH GENTING HOLIDAY SDN BHD with registered address at No. 35 Jalan Maharajalela, 50150 Kuala Lumpur, MALAYSIA represented in this proceeding by Mr. Lim Chun Hoo ( Executive Director)

Of the one part, VITAXEL SDN BHD with registered address at No. 35 Jalan Maharajalela, 50150 Kuala Lumpur, MALAYSIA represented in this proceeding by Mr. Leong Yee Ming ( Chief Executive Officer)

Whereby both Parties jointly agree on the following mutual business understanding.

RECITALS

I. Whereas HO WAH GENTING HOLIDAY SON BHD is a tour agency specializes in providing tour packages, hotel booking, transportation arrangement and event ticketing service.

II. Whereas VITAXEL SDN BHD is a company registered in Malaysia operating in business of network marketing.

Ill. Whereas VITAXEL SDN BHD is interested in contracting above stated services from HO WAH GENTING HOLIDAY SON BHD as a part of their membership program benefits, and HO WAH GENTING HOLIDAY SDN BHD is interested in rendering such services to VITAXEL SDN BHD.

Whereas the parties are interested in collaborating to mutually render one another with the indicated services, they have agreed to execute this Travel Agency Service Contract in accordance with the following.

CLAUSES

1. PURPOSE

By means of this contract and in exchange for the financial consideration to be later indicated, it is agreed that the HO WAH GENTING HOLIDAY SDN BHD will provide the above stated services for members in favour ofVITAXEL SDN BHD.

2. DURATION OF THE CONTRACT

The parties, by mutual contract, establish the date of the execution of this contract as the date for the start of commercial activities, and 1st of November 2015 as the date for the start of operations.

The duration of the contract shall be for a minimum of two years with successive annual extensions until either of the parties provides certified notice of its desire not to continue with the contract, which should in all cases be done by means of an advanced notice of 2 months with the understanding that this should not take place during any winter or summer season, in other words, one complete season shall be undertaken at minimum.

3. OBLIGATIONS OF HO WAH GENTING HOLIDAY SDN BHD

3.1 Sufficient structure to render the SERVICES:

HO WAH GENTING HOLIDAY SDN BHD will have all means necessary to render the SERVICES to VITAXEL SDN BHD included, with these understood to be:

•	Providing Tour Packages
•	Accommodation Booking
•	Event Ticketing
•	Event Management
•	Transportation Arrangements

4. PRICE

HO WAH GENTING HOLIDAY SDN BHD will bill VITAXEL SDN BHD at net price PLUS applicable taxes.

5. BOOKING PROCESS, FORM OF PAYMENT AND INVOICING

•           On receiving booking of services from VITAXEL SDN BHD, HO WAH GENTING HOLIDAY SDN BHD will acknowledge within 24 Hours and try to provide formal package details, confirmations, conditions and costs in 48- 72 Hours.

•           Deposit conditions for any tours, accommodation, transportation, event and ticketing services will be advised on the time of proposal depending on the requirements of our suppliers.

•           A detailed invoice will be sent immediately after confirmation.

•           Full payment have to be made within 14 days (Credit Term) after the services has been rendered.

6. CONDITIONS FOR CANCELLATION AND APPLICABLE EXPENSES

Cancelation clause will be advised for each individual booking as appropriate at the time of Booking of FIT I GROUP. This depends upon the date I period of tour operating and booking received by HO WAH GENTING HOLIDAY SDN BHD

7. LIABILITY AND INSURANCE

HO WAH GENTING HOLIDAY SDN BHD strongly recommends:

** All Guests travelling and availing services of HO WAH GENTING HOLIDAY SDN BHD should carry their own Personal International Travel Insurance for any uncertainty.

8. INDEPENDENCE OF THE PARTIES

This contract does not presume any legal confusion between the signatory parties whereby, each one of them, as the independent organization it is, shall assume the risk of its activities and be liable for its obligations before third parties, mutually undertaking to hold the other harmless for any consequences that could be demanded from either of them deriving from responsibilities of the other, and any action by one party in the name and on behalf of the other without its prior consent is hereby prohibited.

9. CONFIDENTIALITY.

This contract is confidential for both parties. Both parties should treat all activities and internal information of each of them and their employees with the utmost confidentiality. Both parties and their employees and/or providers shall be obligated not to disclose any information relative to this contract, the company or the transactions conducted during the execution of this contract to any other party without the express, written permission of the parties.

11. FORCE MAJEURE

In the event of a strike of the providers, the HO WAH GENTING HOLIDAY SON BHD shall not be deemed liable but will undertake its best efforts to mitigate any hardships caused to the clients.

Neither of the parties shall be liable before the other for any failure due to force majeure, war, strike, lockout, fire, flood, drought, storm, hurricane or any other event beyond the reasonable control of either of the parties.

If either of the parties is affected by force majeure, it should immediately notify this to the other party in writing with the details of the force majeure, and maintain it informed of any relevant change in the circumstances for as long as the force majeure persists. The party affected by the force majeure shall adopt all reasonable measures available to it to reduce the effects thereof in the fulfilment of its obligations by virtue of this contract.

12. AMENDMENT OF THE CONTRACT AND ADDRESS FOR NOTICES.

Any amendment or annex to this contract should be made in writing and signed by the authorized representatives of both parties. Any implied tolerance by one party to the other with respect to reciprocal obligations may not be interpreted as a waiver of the aforementioned obligations.

Both parties indicate the address appearing for each one in the heading of the contract as the address for the purpose of notices.

14. JURISDICTION

For the resolution of any interpretation, controversy, claim and litigation that may arise with regard to the application of this contract, the parties submit to the expressly waiving any other jurisdiction that may be available to them.

In acceptance of the contents of this contract, the parties ratify this and in witness whereof, sign it at the bottom of each and every one of the pages of this document, in duplicate originals and for one sole purpose, in the place and on the date appearing in the heading.

/s/ Lim Chun Hoo

Lim Chun Hoo	WITNESS

Executive Director

On behalf of Ho Wah Genting Holiday Sdn Bhd

/s/ Leong Vee Ming

Leong Vee Ming	WITNESS

Chief Executive Officer

On behalf of Vitaxel Sdn Bhd